Exhibit 99.2

[GRAPHIC OMITTED]
 TOMPKINS
  FINANCIAL

                                                   For more information contact:
                                             Stephen S. Romaine, President & CEO
                                                          Francis M. Fetsko, CFO
                                     Tompkins Financial Corporation 607.273.3210

For Immediate Release
Wednesday October 24, 2007


                         Tompkins Financial Corporation
                             Declares Cash Dividend


ITHACA, NY - Tompkins Financial Corporation (TMP - American Stock Exchange)

Tompkins Financial Corporation announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.32 per share, payable on November 15, 2007, to common shareholders of record on November 2, 2007.


Tompkins Financial Corporation is a financial holding company, headquartered in Ithaca, NY. The Company is the parent for Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, Tompkins Insurance Agencies, Inc., and AM&M Financial Services, Inc.




                                       12